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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                      -----------------------------
                                FORM 8-K
                      -----------------------------

                             CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report: February 20, 2002

                             ---------------


                           EOG RESOURCES, INC.

         (Exact name of registrant as specified in its charter)


          DELAWARE                      1-9743             47-0684736
(State or other jurisdiction       (Commission File      (I.R.S. Employer
of incorporation or organization)       Number)         Identification No.)


       333 CLAY STREET
         SUITE 4200
       HOUSTON, TEXAS                                         77002
(Address of principal executive offices)                   (Zip code)


                             713/651-7000
         (Registrant's telephone number, including area code)







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EOG RESOURCES, INC.



Item 5.  Other Events

Price Swaps and Physical Contracts. With the objective of enhancing the certainty of future revenues, EOG Resources, Inc.
(EOG), a Delaware corporation, enters into NYMEX-related commodity price swaps and physical contracts from time to time.


(a)  2002 Price Swap Positions

     o Natural Gas Price Swaps - Tabulated below is a summary of EOG's 2002 natural gas price swap positions with prices expressed in dollars per million British thermal units ($/MMBtu) and volumes in million British thermal units per day (MMBtud). EOG accounts for these swap contracts under mark-to-market accounting.

                                Average Price      Volume
                2002             ($/MMBtu)        (MMBtud)
        ---------------------   -------------     --------

        January (closed)           $ 3.21         140,000
        February (closed)          $ 3.13         190,000
        March                      $ 3.13         140,000
        April and May              $ 2.68         290,000
        June                       $ 2.76         200,000
        July through December      $ 3.26         100,000


     o Crude Oil Price Swaps - Notional volumes of two thousand barrels of oil per day for the period March 2002 to December 2002 at an average price of $21.50 per barrel. EOG accounts for these swap contracts under mark-to-market accounting.


(b)  2002 Natural Gas Physical Contracts

     EOG had 2002 natural gas physical contracts for 95,000 MMBtud at an average price of $3.03 per MMBtu for January and February 2002 in the U.S. and approximately 24,000 MMBtud at an average price of US$3.35 per MMBtu for the period January through December 2002 in Canada.









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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EOG RESOURCES, INC.
                              (Registrant)




Date: February 20, 2002       By:   /s/ TIMOTHY K. DRIGGERS
                                 ------------------------------
                                     Timothy K. Driggers
                                  Vice President, Accounting
                                    & Land Administration
                                 (Principal Accounting Officer)